UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2018

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Durango Merger Agreement

On April 9, 2018, Triumph Bancorp, Inc., a Texas corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Durango Merger Agreement”) by and between the Company and First Bancorp of Durango, Inc., a Colorado corporation (“Durango”). The Durango Merger Agreement provides that, subject to the terms and conditions set forth therein, Durango will merge with and into the Company (the “Durango Merger”), with the Company continuing as the surviving corporation in the Durango Merger. Immediately following the Durango Merger (or at such later time as the Company may determine in its sole discretion), each of First National Bank of Durango, a national bank and wholly owned subsidiary of Durango, and Bank of New Mexico, a New Mexico-chartered bank and a wholly owned subsidiary of Durango, will merge with and into the Company’s wholly owned bank subsidiary, TBK Bank, SSB (“TBK Bank”), with TBK Bank surviving the bank mergers.

Subject to the terms and conditions set forth in the Durango Merger Agreement, which has been unanimously approved by the board of directors of each of the Company and Durango, at the effective time of the Durango Merger, each outstanding share of Durango common stock will be converted into the right to receive a pro rata share of approximately $134.5 million in cash, without interest, subject to certain adjustments based upon Durango’s tangible book value at the closing of the Durango Merger (the “Durango Closing”) as provided in the Durango Merger Agreement.

The Durango Merger Agreement contains customary representations and warranties from the Company and Durango, and Durango has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Durango’s business during the interim period between the execution of the Durango Merger Agreement and the Durango Closing, (2) Durango’s obligations relating to obtaining the Durango shareholders’ approval of the Durango Merger and (3) subject to certain exceptions, the recommendation by the board of directors of Durango in favor of the approval by its shareholders of the Durango Merger Agreement and the transactions contemplated thereby. Durango has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Durango Merger is subject to certain customary conditions, including (1) approval of the Durango Merger Agreement by Durango’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Durango Merger and (4) the occurrence of the SCC Closing (defined below). Each party’s obligation to complete the Durango Merger is also subject to certain additional customary conditions, including subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance in all material respects by the other party of its obligations under the Durango Merger Agreement. The Company’s obligation to complete the Durango Merger is also subject to (1) there having occurred no event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Durango and (2) receipt of the requisite regulatory approvals not having resulted in the imposition of a burdensome condition.

The foregoing description of the Durango Merger and the Durango Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Durango Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Durango Voting Agreement

In connection with entering into the Durango Merger Agreement, the Company entered into a Voting and Support Agreement with Durango and certain of Durango’s shareholders (the “Durango Voting Agreement”). The shareholders that are party to the Durango Voting Agreement beneficially own in the aggregate approximately 90% of the outstanding shares of Durango common stock. The Durango Voting Agreement requires that the shareholders party thereto vote all of their shares of Durango common stock (or provide a written consent to Durango) in favor of the Durango Merger and against alternative transactions and generally prohibits them from transferring their shares of Durango common stock prior to the consummation of the Durango Merger. The Durango Voting Agreement will terminate upon the earlier of the consummation of the Durango Merger and the termination of the Durango Merger Agreement in accordance with its terms.

The foregoing description of the Durango Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Durango Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SCC Merger Agreement

On April 9, 2018, the Company entered into an Agreement and Plan of Merger (the “SCC Merger Agreement”) by and between the Company and Southern Colorado Corp., a Colorado corporation (“SCC”). The SCC Merger Agreement provides that, subject to the terms and conditions set forth therein, SCC will merge with and into the Company (the “SCC Merger”), with the Company continuing as the surviving corporation in the SCC Merger. Immediately following the SCC Merger (or at such later time as the Company may determine in its sole discretion), Citizens Bank of Pagosa Springs, a Colorado-chartered bank and wholly owned subsidiary of SCC, will merge with and into TBK Bank, with TBK Bank surviving the bank merger.

Subject to the terms and conditions set forth in the SCC Merger Agreement, which has been unanimously approved by the board of directors of each of the Company and SCC, at the effective time of the SCC Merger, each outstanding share of SCC common stock will be converted into the right to receive a pro rata share of approximately $13 million in cash, without interest, subject to certain adjustments based upon SCC’s tangible book value at the closing of the SCC Merger (the “SCC Closing”) as provided in the SCC Merger Agreement.

The SCC Merger Agreement contains customary representations and warranties from the Company and SCC, and SCC has agreed to customary covenants, including, among others, covenants relating to the conduct of SCC’s business during the interim period between the execution of the SCC Merger Agreement and the SCC Closing.

Completion of the SCC Merger is subject to certain customary conditions, including (1) approval of the SCC Merger Agreement by SCC’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the SCC Merger and (4) the occurrence of the Durango Closing. Each party’s obligation to complete the SCC Merger is also subject to certain additional customary conditions, including subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance in all material respects by the other party of its obligations under the SCC Merger Agreement. The Company’s obligation to complete the SCC Merger is also subject to (1) there having occurred no event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Durango and SCC taken as a whole and (2) receipt of the requisite regulatory approvals not having resulted in the imposition of a burdensome condition.

The foregoing description of the SCC Merger and the SCC Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the SCC Merger Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

The SCC Merger Agreement has been approved by shareholders holding 100% of the outstanding shares of SCC common stock. Durango and SCC are, in the aggregate, controlled by substantially the same shareholders and related interests.

Interstate Capital Corporation Acquisition

On April 9, 2018, the Company and Advance Business Capital LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Purchaser”), entered into an Asset Purchase Agreement (the “ICC Purchase Agreement”), by and among the Company (solely for purposes of certain specified sections of the ICC Purchase Agreement), Purchaser, Interstate Capital Corporation, a New Mexico corporation (“ICC”), and certain affiliates and shareholders of ICC (together with ICC, “Sellers”), pursuant to which Purchaser agreed to acquire substantially all of the operating assets of, and assume certain liabilities associated with, ICC’s accounts receivable factoring business and other related financial services (the “ICC Business”) for a premium of approximately $35.5 million in cash to be paid at the closing of the transaction (the “ICC Closing”) and up to an additional $22 million earnout which may be payable on the 30-month anniversary of the ICC Closing. The proposed transaction is expected to close during the second quarter of 2018.

The ICC Purchase Agreement contains customary representations, warranties and covenants from Purchaser and Sellers, and Sellers have agreed to certain additional covenants, including, among others, covenants relating to (1) the conduct of the ICC Business during the interim period between the execution of the ICC Purchase Agreement and the ICC Closing,

(2) lease modifications and terminations for certain facilities of Sellers in New Mexico and Texas and (3) technology connectivity, which will provide Purchaser with reasonable access to leased properties to implement, effective as of the ICC Closing, certain systems configurations of Purchaser. For three years following the ICC Closing, Sellers and their affiliates have agreed not to, directly or indirectly, (1) engage in any aspect of extending credit to or processing payments for clients involved in the transportation industry or the business of factoring receivables or engaging in ancillary businesses for the purpose of generating client acquisitions (collectively, a “Competitive Business”), (2) consult with, advise or assist in any way any business or person engaged in a Competitive Business or (3) subject to limited exceptions, solicit, engage, hire or employ any person who is or was an employee, commissioned salesperson or consultant of, or who performed similar services for, any Seller, unless such person has been separated from his or her employment or other relationship with Purchaser and its affiliates for a period of 12 consecutive months.

The ICC Closing is subject to certain customary conditions, including, (1) the delivery of non-competition agreements by Sellers’ principals and certain entities affiliated with Sellers, (2) the maintenance of a minimum level of estimated net funds employed at the ICC Closing relative to the estimated values at signing, (3) the delivery by Sellers of certain facilities lease amendments pursuant to the terms and conditions set forth in the ICC Purchase Agreement and (4) the expiration of any waiting period applicable to the proposed transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The ICC Purchase Agreement also contains certain customary termination rights, including the right of either party to terminate the ICC Purchase Agreement if the ICC Closing has not occurred by August 17, 2018.

The foregoing description of the ICC Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the ICC Purchase Agreement, which is attached hereto as Exhibit 2.3 and incorporated by reference herein.

The transaction agreements are attached as exhibits to this Current Report on Form 8-K in order to provide investors and security holders with information regarding the respective terms of the transactions and are not intended to provide any other financial information about the Company, Durango, SCC or ICC or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in each of the agreements were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the respective agreements, may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Durango, SCC or ICC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.02. Results of Operations and Financial Condition.

On April 9, 2018, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) in connection with a proposed public offering of shares of the Company’s common stock. The Preliminary Prospectus Supplement contains preliminary estimated ranges of unaudited financial results of the Company as of and for the three months ended March 31, 2018. Such preliminary financial results are furnished under the heading “Preliminary First Quarter 2018 Results (Unaudited)” in the excerpt from the Preliminary Prospectus Supplement filed as Exhibit 99.2 to this Current Report on Form 8-K.

The preliminary financial results included in the Preliminary Prospectus Supplement are solely management estimates based on currently available information. In preparing the preliminary financial results, the Company’s management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The Company’s actual financial results for the first quarter of 2018 have not yet been finalized. The preliminary financial results are not a comprehensive statement of all financial results as of and for the three months ended March 31, 2018 and are not necessarily indicative of the results to be achieved for any future period. The Company is required to consider all available information through the finalization of its financial statements and their possible impact on the Company’s financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described in the Preliminary Prospectus Supplement and the results of operations described in the Company’s subsequent quarterly report.

The Company’s independent registered public accounting firm, Crowe Horwath LLP, has not audited or reviewed, and does not express an opinion with respect to, the preliminary financial results.

The information provided in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The information furnished in this Item 2.02 of this Current Report, including Exhibit 99.2 attached hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 8.01. Other Events.

On April 9, 2018, the Company issued a press release announcing the execution of the Durango Merger Agreement, the SCC Merger Agreement and the ICC Purchase Agreement. In addition, the Company issued a press release announcing that it has commenced a public offering of its common stock, par value $0.01 per share, and that it intends to grant the underwriters an option, exercisable in whole or in part for 30 days, to purchase additional shares. The press releases are attached as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates,” or “anticipates,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods that may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: risks relating to the Company’s ability to consummate the pending acquisitions of Durango and SCC, and the Company’s pending acquisition of the operating assets of ICC and certain of its affiliates, including the possibility that the expected benefits related to the pending acquisitions may not materialize as expected; of the pending acquisitions not being timely completed, if completed at all; that prior to the completion of the pending acquisitions, the targets’ businesses could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; and of the parties’ being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the Company management’s expected timeframes or at all; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within the Company’s local market area; the Company’s ability to mitigate its risk exposures; the Company’s ability to maintain its historical earnings trends; risks related to the integration of acquired businesses (including the Company’s pending acquisitions of Durango and SCC, and the Company’s pending acquisition of the operating assets of ICC and certain of its affiliates, and the Company’s prior acquisitions of Valley Bancorp, Inc. and nine branches from Independent Bank in Colorado) and any future acquisitions; the Company’s ability to successfully identify and address the risks associated with its recent, pending and possible future acquisitions, and the risks that the Company’s prior and planned future acquisitions make it more difficult for investors to evaluate its business, financial condition and results of operations, and impairs the Company’s ability to accurately forecast its future performance; the Company’s actual financial results for the three months ended March 31, 2018 may differ materially from the preliminary financial estimates it has provided as a result of the completion of its financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for such periods are finalized; changes in management personnel; interest rate risk; concentration of its factoring services in the transportation industry; credit risk associated with the Company’s loan portfolio; lack of seasoning in the Company’s loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates the Company makes in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities the Company holds for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; the Company’s risk management strategies; environmental liability associated with the Company’s lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of the Company’s financial statements and related disclosures; material weaknesses in the Company’s internal control over financial reporting; system failures or failures to prevent breaches of the Company’s network security; the institution and outcome of litigation and other legal proceedings against the Company or to which the Company become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank

Wall Street Reform and Consumer Protection Act and their application by the Company’s regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in the Company’s capital requirements; and other factors identified in the Company’s filings with the SEC.

While forward-looking statements reflect the Company’s good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statement is qualified in its entirety by reference to the matters discussed in this Current Report on Form 8-K. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 13, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2018, by and between Triumph Bancorp, Inc. and First Bancorp of Durango, Inc.*

2.2	Agreement and Plan of Merger, dated as of April 9, 2018, by and between Triumph Bancorp, Inc. and Southern Colorado Corp.*

2.3	Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC*

99.1	Form of Voting and Support Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., First Bancorp of Durango, Inc., and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K)

99.2	Excerpts from Preliminary Prospectus Supplement, dated April 9, 2018

99.3	Press release, dated April 9, 2018

99.4	Press release, dated April 9, 2018

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2018, by and between Triumph Bancorp, Inc. and First Bancorp of Durango, Inc.*

2.2	Agreement and Plan of Merger, dated as of April 9, 2018, by and between Triumph Bancorp, Inc. and Southern Colorado Corp.*

2.3	Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC*

99.1	Form of Voting and Support Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., First Bancorp of Durango, Inc., and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K)

99.2	Excerpts from Preliminary Prospectus Supplement, dated April 9, 2018

99.3	Press release, dated April 9, 2018

99.4	Press release, dated April 9, 2018

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: April 9, 2018	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Executive Vice President and General Counsel